EXHIBIT 99.1

ENDRA Life Sciences Reports Third Quarter 2023 Financial Results and

Provides Business Update

Conference call begins at 4:30 p.m. Eastern time today

ANN ARBOR, Mich. (November 14, 2023) – ENDRA Life Sciences Inc. (NASDAQ: NDRA), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), today reports financial results for the three and nine months ended September 30, 2023 and provides a business update. Highlights from the third quarter of 2023 and recent weeks include:

•	Shared positive TAEUS clinical data at the Steatotic Liver Disease Summit™ 2023 hosted by the European Association for the Study of the Liver. The company shared positive study findings in its second peer-reviewed clinical abstract, titled "Thermoacoustic assessment of fatty liver disease - a clinical feasibility study.” The results included 45 patient scans comparing TAEUS liver fat fraction estimates to MRI-PDFF (Magnetic Resonance Imaging Proton Density Fat Fraction), which is the current gold standard for clinical measurement of liver fat fraction. The study data yielded sensitivity of 95%, specificity of 77% and negative predictive value (NPV) of 0.95. TAEUS estimates of liver fat fraction were strongly correlated to MRI-PDFF scores with a Pearson correlation coefficient of r=0.87.

•	Showcased the TAEUS system at major hepatology, endocrinology and radiology clinical conferences in the U.S. and Europe. The ENDRA team met with prospective customers, industry leaders and key partners at five major clinical conferences, including most recently The Liver Meeting by the American Association for the Study of Liver Diseases. During The Liver Meeting, ENDRA also hosted an offsite panel discussion with multidisciplinary key opinion leaders in the fields of hepatology, endocrinology and radiology to share their unique perspectives on managing Metabolic-Associated Steatotic Liver Disease (MASLD). The commercial team continued to generate awareness for the TAEUS system by participating in eight industry conferences year-to-date.

•	Achieved an intellectual property milestone with 70 issued patents globally. During the third quarter of 2023 and recent weeks, ENDRA was issued six additional patents, including two in the U.S., two in Europe and two in China. The company is actively exploring licensing opportunities in non-core indications to augment the value of its growing intellectual property portfolio.

•	ENDRA's De Novo request advanced to the next stage of review at the U.S. Food and Drug Administration (FDA). On August 14, 2023, ENDRA submitted a De Novo request for its TAEUS liver system to the FDA and two weeks later the FDA informed ENDRA that its submission was entering the substantive review period. The De Novo pathway provides a means to classify novel medical devices for which there is no legally marketed predicate device and if granted, will strengthen TAEUS’ competitive position with its distinctive, patent-protected capabilities as a non-invasive point-of-care tool to aid in the characterization of Non-Alcoholic Fatty Liver Disease (NAFLD).

"We are confident in the progress of our TAEUS system's De Novo submission, now in substantive review with the FDA. We look forward to ongoing collaboration with the Agency with the goal of achieving a favorable regulatory decision. In Europe, our growing body of clinical data is boosting commercial efforts, and we are on track to secure the first commercial orders for our technology in the near-term,” said Francois Michelon, Chairman and Chief Executive Officer of ENDRA. "As treatments for steatotic liver disease advance toward potential FDA approval in early 2024, the need for and importance of ENDRA’s non-invasive TAEUS system to assess liver fat becomes increasingly clear.”

Third Quarter 2023 Financial Results

Operating expenses in the third quarter of 2023 were $3.1 million, compared with $3.4 million in the third quarter in 2022. The decrease was mainly due to lower research and development and sales and marketing expenses.

Net loss in the third quarter of 2023 was $3.1 million, or $0.40 per share, compared with a net loss of $3.4 million, or $1.09 per share, in the third quarter of 2022.

Cash and cash equivalents were $3.3 million as of September 30, 2023. In the third quarter, the company raised $1.2 million in gross proceeds from the sale of common stock through its at-the-market (ATM) equity facility.

Conference Call and Webcast

Management will host a conference call and webcast today at 4:30 p.m. Eastern time to discuss these results, provide an update on recent corporate developments and answer questions.

Participants are encouraged to pre-register for the conference call using this link. Callers who pre-register will receive a unique PIN to gain immediate access to the call and bypass the live operator. Participants may register at any time, including up to and after the call start time. Those unable to pre-register may participate by dialing (844) 868-8846 (U.S.) or (412) 317-5465 (International). A webcast of the call can also be accessed at ENDRA’s Investor Relations page and here.

A telephone replay will be available until November 21, 2023 by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and providing the passcode 4969138. A webcast replay will be available beginning approximately one hour after the completion of the live conference call here.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology which characterizes tissue similar to an MRI, but at 1/50th the cost and at the point of patient care. TAEUS® is designed to work in concert with the more than 700,000 ultrasound systems in use globally today. TAEUS® is initially focused on the measurement of fat in the liver as a means to assess and monitor steatotic liver disease (SLD) (formerly known as NAFLD-NASH), a chronic liver disease spectrum that affects over two billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS®, including visualization of tissue temperature during energy-based surgical procedures. For more information, please visit www.endrainc.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” "anticipate," “attempt,” "believe," "could," "estimate," "expect," “forecast,” “future,” "goal," “hope,” "intend," "may," "plan," “possible,” “potential,” “project,” "seek," "should," "will," “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Examples of forward-looking statements for ENDRA include, among others: estimates of the timing of future events and anticipated results of our development efforts, including the timing of submission for and receipt of required regulatory approvals and product launches; statements relating to future financial position and projected costs and revenue; expectations concerning ENDRA's business strategy; and statements regarding ENDRA’s ability to find and maintain development partners. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others: the ability to raise additional capital in order to continue as a going concern; the ability to obtain regulatory approvals necessary to sell ENDRA medical devices in certain markets in a timely manner, or at all; the ability to develop a commercially feasible technology and its dependence on third parties to design and manufacture its products; the impact of COVID-19 on ENDRA’s business plans; the ability to find and maintain development partners; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; ENDRA’s ability to protect its intellectual property; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

Irina Pestrikova

Senior Director, Finance

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

LHA Investor Relations

(310) 691-7100

ybriggs@lhai.com

[Financial Tables Follow]

ENDRA Life Sciences Inc.

Condensed Consolidated Balance Sheets

	September 30,	December 31,
Assets	2023	2022
Current Assets	(Unaudited)
Cash	$3,334,536	$4,889,098
Prepaid expenses	305,885	490,299
Inventory	2,757,633	2,644,717
Total Current Assets	6,398,054	8,024,114
Non-Current Assets
Fixed assets, net	160,816	235,655
Right of use assets	393,451	505,816
Prepaid expenses, long term	644,610	502,576
Other assets	5,986	5,986
Total Assets	$7,602,917	$9,274,147

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$1,972,362	$1,523,012
Lease liabilities, current portion	168,610	152,228
Loans	28,484	28,484
Total Current Liabilities	2,169,456	1,703,724

Lease liabilities, non-current	237,163	365,919
Total Long Term Liabilities	237,163	365,919

Total Liabilities	2,406,619	2,069,643

Stockholders’ Equity
Series A Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized; 141.397 shares issued and outstanding	1	1
Series B Convertible Preferred Stock, $0.0001 par value; 1,000 shares authorized; no shares issued and outstanding	-	-
Series C Convertible Preferred Stock, $0.0001 par value; 100,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 80,000,000 shares authorized; 8,411,777 and 3,169,103 shares issued and outstanding, respectively	841	317
Additional paid in capital	95,664,011	89,068,015
Stock payable	2,061	6,073
Accumulated deficit	(90,470,616)	(81,869,902)
Total Stockholders’ Equity	5,196,298	7,204,504
Total Liabilities and Stockholders’ Equity	$7,602,917	$9,274,147

ENDRA Life Sciences Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2023	2022	2023	2022
Operating Expenses
Research and development	$1,632,849	$1,830,297	$4,424,345	$4,890,879
Sales and marketing	243,332	420,439	672,721	1,102,381
General and administrative	1,252,881	1,166,480	3,965,889	3,850,918
Total operating expenses	3,129,062	3,417,216	9,062,955	9,844,178

Operating loss	(3,129,062)	(3,417,216)	(9,062,955)	(9,844,178)

Other Expenses
Other income (expense)	28,226	(23,011)	462,241	(45,318)
Total other expenses	28,226	(23,011)	462,241	(45,318)

Loss from operations before income taxes	(3,100,836)	(3,440,227)	(8,600,714)	(9,889,496)

Provision for income taxes	-	-	-	-

Net Loss	$(3,100,836)	$(3,440,227)	$(8,600,714)	$(9,889,496)

Net loss per share – basic and diluted	$(0.40)	$(1.09)	$(1.53)	$(3.53)

Weighted average common shares – basic and diluted	7,683,997	3,158,723	5,630,888	2,800,811

ENDRA Life Sciences Inc.

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	Nine Months Ended	Nine Months Ended
	September 30,	September 30,
	2023	2022
Cash Flows from Operating Activities
Net loss	$(8,600,714)	$(9,889,496)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	101,839	64,532
Stock compensation expense including common stock issued for RSUs	745,873	909,069
Amortization of right of use assets	112,365	101,957
Changes in operating assets and liabilities:
Decrease in prepaid expenses	42,380	433,742
Increase in inventory	(112,916)	(1,349,499)
Increase in accounts payable and accrued liabilities	449,350	146,660
Decrease in lease liability	(112,374)	(97,647)
Net cash used in operating activities	(7,374,197)	(9,680,682)

Cash Flows from Investing Activities
Purchases of fixed assets	(27,000)	(164,014)
Net cash used in investing activities	(27,000)	(164,014)

Cash Flows from Financing Activities
Proceeds from issuance of common stock, net	5,826,582	8,399,512
Proceeds from issuance of warrants, net	20,053	-
Net cash provided by financing activities	5,846,635	8,399,512

Net decrease in cash	(1,554,562)	(1,445,184)

Cash, beginning of period	4,889,098	9,461,534

Cash, end of period	$3,334,536	$8,016,350

Supplemental disclosures of cash items
Interest paid	$-	$-
Income tax paid	$-	$-

Supplemental disclosures of non-cash items
Stock dividend payable	$(4,012)	$(5,373)
Right of use asset	$393,451	$541,456
Lease liability	$405,773	$552,830

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